Grant Thornton LLP

Chartered Accountants

Management Consultants

January 20, 2004

26-16725

Office of the Chief Accountant

Securities and Exchange Commission

450 West Fifth Street N.W.

WASHINGTON, DC    20549

Dear Sir or Madam:

Re:      Rival Technologies Inc.

File No. 0-49900

We have read Item 4 of the Form 8-K of Rival Technologies Inc. dated January 20, 2004 and agree with the statements concerning our Firm contained therein.

Yours very truly,

/s/ Grant Thornton LLP

CHARTERED ACCOUNTANTS

/jw

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